U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

         DATE OF REPORT ( DATE OF EARLIEST EVENT REPORTED ) MAY 20, 1997

                            TRIANGLE BANCORP, INC. .
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 NORTH CAROLINA                         0-21346              56-1764546 .
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 (STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)    IRS EMPLOYER
 OF INCORPORATION)                                           IDENTIFICATION NO.)

4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA                         27612 .
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 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE                (919) 881-0455
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Item 5.           Other Information

         (A) As reported in the Triangle Bancorp, Inc. ("Triangle") Form 8-K filed on May 19, Triangle announced that on April 25, 1997 Triangle signed a definitive Agreement and Plan of Reorganization and Merger (the "Agreement") with Bank of Mecklenburg, Charlotte, North Carolina, ("Mecklenburg") whereby Mecklenburg will be acquired by and operated as a subsidiary of Triangle.

         Unaudited information has been included with this report to reflect the pro forma combined balance sheet as of March 31, 1997 and the pro forma statements of income for the three months ended March 31, 1997 and for the years ended December 31, 1996, 1995 and 1994, giving effect to the acquisition of Mecklenburg. The acquisition will be accounted for as a pooling-of-interests and is expected to close in the fourth quarter of 1997, subject to regulatory and shareholder approval.

         (B) On May 20, 1997, Triangle signed a Purchase and Assumption Agreement (the "Branch Agreement") with Branch Banking and Trust Company ("BB&T"), United Carolina Bank ("UCB") and Centura Bank ("Centura"). Pursuant to the terms of the Branch Agreement, BB&T and UCB (collectively the "Seller") are divesting of certain assets and liabilities and Triangle and Centura are acquiring such assets and liabilities.

         Subject to certain regulatory approvals, Triangle will acquire ten branch office locations with total deposits of approximately $215 million and loans of approximately $71 million. Such offices are located in the eastern and south central North Carolina communities of Fairmont, Fremont, Goldsboro, Hamlet, Lumberton, Plymouth, Roper, Sanford and Wallace. The premium to be paid for such branches is approximately $17.5 million and the transaction is to be accounted for as a purchase. The transaction is expected to close in the third quarter of 1997, subject to regulatory approval.

         Unaudited information has been included with this report to reflect the pro forma combined balance sheet as of March 31, 1997 and the pro forma statements of income for the three months ended March 31, 1997.

         (C) Triangle's subsidiary, Triangle Bank (the "Bank"), has been named as a defendant in a lender liability suit currently pending in state court in North Carolina in which the plaintiff claims that the Bank breached an oral commitment to make a $100,000 loan to plaintiff. The plaintiff is asserting that he is entitled to $5 million in damages and is seeking to have these damages trebled and an award of attorneys fees. This suit is scheduled to go to trial in June 1997. The Bank disputes the plaintiff's theories of liability and damages and intends to continue to defend the suit vigorously.

Item 7.           Exhibits

         10       Press Release regarding the Branch Agreement

         23       Consent of KPMG Peat Marwick LLP

         99(a)    Audited Financial Statements of Bank of Mecklenburg

         99(b) March 31, 1997 unaudited Financial Statements of Bank of Mecklenburg

         99(c)    Pro forma financial information


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                                     SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, Triangle Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRIANGLE BANCORP, INC.
                                         (Registrant)

         Date:    May 23, 1997         By:    /s/ Debra L. Lee            .
                  ------------              -------------------------------
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX


         10       Press Release regarding the Branch Agreement

         23       Consent of KPMG Peat Marwick LLP

         99(a)    Audited Financial Statements of Bank of Mecklenburg

         99(b) March 31, 1997 unaudited Financial Statements of Bank of Mecklenburg

         99(c)    Pro forma financial information


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